UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Luby’s, Inc. (the “Company”) held on January 20, 2012, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring at the 2013 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes
Judith Craven, M.D., M.P.H.	17,227,177	1,084,137	17,161	7,147,826

Arthur Emerson	18,038,466	267,298	22,711	7,147,826

Jill Griffin	18,064,985	246,328	17,162	7,147,826

J.S.B. Jenkins	18,066,289	244,671	17,515	7,147,826

Frank Markantonis	18,018,408	287,355	22,712	7,147,826

Joe McKinney	18,066,158	239,406	22,911	7,147,826

Gasper Mir, III	18,063,706	242,052	22,717	7,147,826

Christopher J. Pappas	18,028,644	283,536	16,295	7,147,826

Harris J. Pappas	18,019,834	293,052	15,589	7,147,826

The appointment of Grant Thornton LLP as independent public accounting firm for the Company for the 2012 fiscal year was ratified:

For	Against	Abstentions	Broker Non-votes
25,060,459	328,778	87,064	—

The advisory vote on the compensation of the Company’s named Executive Officers was approved:

For	Against	Abstentions	Broker Non-votes
18,027,812	106,281	194,382	7,147,826

The advisory vote on the frequency of future advisory votes on the compensation of the Company’s named Executive Officers was approved for annual future advisory votes:

1 Year	2 Year	3 Year	Abstentions	Broker Non-votes
17,204,732	75,707	854,887	193,149	7,147,826

The Company’s Shareholders Rights Agreement was ratified:

For	Against	Abstentions	Broker Non-votes
11,002,920	7,231,476	94,079	7,147,826

Based on the above results, and consistent with the Board’s recommendation, the Company will include an advisory vote on the compensation of the Company’s named executive officers in its proxy materials annually until the next required advisory vote on the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2012	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer